                                   EX-99.B(e)tgtuilicsel

                       LIMITED SELLING AGREEMENT

    This Limited Selling  Agreement is made effective  as of May 16,  2001 by and  among SAL  Financial Services,  Inc., a  Maryland corporation  (the
"Underwriter"), with  administrative offices  in Birmingham,  Alabama,  and
Waddell &  Reed, Inc.,  a Delaware corporation,  which is  registered as  a
Broker-Dealer (the "Broker") under the Securities Exchange Act of 1934,  as amended (the "1934 Act"),  and is a member  of the National Association  of
Securities Dealers, Inc. (the "NASD").

                                 WITNESSETH

     WHEREAS,  United  Investors   Life  Insurance   Company,  a   Missouri
corporation (the  "Company") maintains  the following  segregated  accounts for variable annuity  and variable  life insurance policies  issued by  the
Company (the  "Variable Contracts"):   (i) United  Investors Life  Variable
Account, (ii)  United  Investors  Advantage Gold  Variable  Account,  (iii)
United  Investors  Annuity  Variable  Account  and  (iv)  United  Investors
Universal  Life  Account  (collectively  referred  to  hereinafter  as  the
"Variable Accounts"), and

     WHEREAS, Broker served  as the principal  underwriter of the  Variable
Contracts pursuant  to  a  Principal  Underwriting  Agreement  between  the
Broker and the  Company, as amended  (the "PUA"), until  May 1, 2001,  when the Underwriter  became the  principal underwriter  for Variable  Contracts issued on or after May 1, 2001; and

     WHEREAS, the  Broker will  remain the  broker of  record for  Variable
Contracts it sold prior  to May 1, 2001,  and is owed and will continue  to be owed compensation  from the  Company relating to  its sales of  Variable
Contracts; and

     WHEREAS, the Underwriter  has expressed  its position that  additional investments into  Variable Contracts  sold by the  Broker prior  to May  1,
2001, may be  considered new  sales of variable  contracts for purposes  of
NASD Rule 2820(e) and require that a selling agreement be in place  between the Underwriter and the Broker; and

     WHEREAS, the Broker disputes the Underwriter's interpretation of  NASD
Rule 2820(e)  and  has taken  the  position that  no selling  agreement  is required in order for the Company  to pay the Broker the compensation  owed pursuant to the PUA; and

     WHEREAS, in  the interests  of resolving  their  dispute, the  parties hereto wish  to  enter  into this  agreement  for  the limited  purpose  of permitting the Underwriter  to pay  to the Broker  compensation due to  the
Broker from the Company  for the sale by  the Broker of Variable  Contracts that are considered by the Underwriter to have occurred on or after  May 1,
2001.

     NOW, THEREFORE, in consideration of the foregoing and such other  good and valuable consideration, the receipt and sufficiency of which is  hereby acknowledged, the parties hereby mutually agree as follows:

1.   Limited Authorization.

     Broker is hereby authorized by  the Underwriter to continue to act  as the selling agent  only for the limited  purpose of servicing the  Variable
Contracts and  their  owners,  and  to  receive compensation  owed  by  the
Company pursuant to the PUA. Broker is not authorized and shall not,  after
May 1,  2001, sell  any new  Variable  Contracts relating  to the  Variable
Accounts,  except  to  the   extent  additional  investments  in   Variable
Contracts sold by Broker prior to May 1, 2001 are considered to  constitute new sales.

     1.1  Limitation of Authority.

    Broker has no authority to:

         (a)     sell Variable Contracts on  behalf of Company, except  as
    provided herein, in the  absence of one or more additional  agreements
    permitting  such   sale,  or  waive   any  of   Company's  rights   or
    requirements;

         (b)    endorse, cash  or deposit any checks or drafts payable  to
    Company;

         (c)    open any  bank account or trust account on behalf of,  for the benefit of, or containing the name of, Company;

         (d)     advertise or publish any  matter or thing, including  use
    of the names or logos of Company or the Underwriter or those  of their
    subsidiaries  or  affiliates,  concerning  Company  or  its   Variable
    Contracts  without  prior  written  permission  of  Company  and   the
    Underwriter;

         (e)    do or perform any acts or things on  behalf of the Company or the Underwriter other than expressly authorized herein.

    This Agreement  shall not  create an  employer-employee  relationship.
The relationship  of Broker  to Underwriter  shall be  that of  independent contractor.

     1.2  Representation and Service.

    Broker agrees:

         (a)     that Broker will  supervise the securities activities  of
    its registered  representatives  ("Representatives") with  respect  to the limited  authorization  contained  in  Section  1  and  agrees  to establish such  rules  and  procedures  as  are  necessary  to  insure compliance with the  terms and conditions  of this Agreement and  with applicable federal  and  state  securities  laws and  to  accept  such supervision;

         (b)       to  comply  with  the  rules  and  regulations  of  the
    Securities  and  Exchange  Commission  ("SEC"),  the  NASD,  and   all
    applicable federal and state laws relating to the Variable Contracts;

         (c)    no representations concerning the Variable Contracts  will
    be  made   except   those  contained   in  the   appropriate   current
    prospectuses and  in  information  supplemental to  the  prospectuses, which may be supplied by  Underwriter and designated for use with  the public. In this  regard, Broker further  agrees to refrain from  using advertising or  sales  literature  containing the  Variable  Contracts unless and until it has been approved by Underwriter;

         (d)    to continue to be fully informed as to  the provisions and benefits of  each Variable Contract  issued referenced  in Section  1;
    and to provide all usual and customary service to policyholders.

    1.3  Administrative Guidelines; Governmental Authorities.

    Broker agrees to promptly notify Underwriter or Company in writing  of all contacts and/or  correspondence received  from insurance regulatory  or other governmental authorities, and to cooperate fully with Underwriter  or
Company in making responses to those authorities.

    1.4  Return of Premiums.

     Broker acknowledges  that,  subject  to  the  terms  of  the  Variable
Contract, Company  has  the right  in  its sole  discretion to  reject  any
Premiums received by it and to return or refund any Premiums.

    1.5  Licensing and Registration of Broker and Representative.

          (a)      Broker  represents  and warrants  that  it is  a  Broker
    registered with the  SEC under the  1934 Act, and  is a member of  the
    NASD in good standing. Broker  must, at all times when performing  its functions and  fulfilling  its obligations  under this  Agreement,  be duly registered as  a Broker  under the 1934  Act and  as required  by applicable law, in  each state or  other jurisdiction in which  Broker
    intends  to  perform  its   functions  and  fulfill  its   obligations
    hereunder.

         (b)    Broker represents that no individual shall perform any  of the services as authorized in  Section 1 unless such individual is  an associated person  of  Broker  (as that  term  is defined  in  Section
    3(a)(18) of the 1934  Act) and duly registered  with the NASD and  any applicable state  securities  regulatory  authority  as  a  registered person of  Broker qualified to  distribute the  Variable Contracts  in such state  or jurisdiction. Broker  shall be  solely responsible  for the background  investigations  of  the Representatives  to  determine their qualifications and  will provide  Underwriter upon request  with copies of such investigations.

    1.6  Compliance

    Broker hereby represents and warrants that Broker and  Representatives are  materially  in  compliance  with  all  applicable  federal  and  state securities laws  and regulations,  and all  applicable  insurance laws  and
regulations.  Broker  and  Representative   each  shall  carry  out   their
respective obligations under  this Agreement  in continued compliance  with such laws and regulations.
2.
    Compensation.

     All compensation  payable  hereunder to  Broker  with respect  to  the
Variable Contracts shall be  paid by Company to Broker through  Underwriter and nothing contained herein shall  create any right, title or interest  in
Underwriter to such  compensation. Underwriter agrees  to collect from  the
Company all compensation  due to the Broker  relating to sales of  Variable
Contracts that are  considered by  the Underwriter to  have occurred on  or after May 1, 2001, and to pay such compensation to the Broker  bi-weekly by wire transfer in accordance with instructions received from the Broker.

3.   Reports.

     Broker represents that it maintains and shall maintain such books  and records  concerning  the  activities  of  its  Representatives  as  may  be required by  the SEC,  the NASD  and any  appropriate insurance  regulatory agencies that have jurisdiction.

4.   Notices.

     Any written notice given  under any provision of this Agreement  shall be complete upon deposit, postage paid, in the U.S. Mail.

          If to Broker:

         Waddell & Reed, Inc.
         6300 Lamar Avenue
         Overland Park, Kansas  66202
         Attention:  Legal Department

         If to Underwriter:

         SAL Financial Services, Inc.
         800 Shades Creek Parkway, Suite 580
         Birmingham, Alabama  35209
         Attention:  Christopher L. Frankel
                     James S. Holbrook, Jr.

         with copy to:

         William K. Holbrook, Esq.
         Haskell Slaughter Young & Rediker, L.L.C.
         1200 AmSouth/Harbert Building
         1901 Sixth Avenue North
         Birmingham, Alabama  35203

5.   Miscellaneous.

     5.1  Entire Agreement.

     This Agreement is  the entire  Agreement between the  parties for  all dealings after its effective date.

     5.2  No Third Party Beneficiary.

     This Agreement shall in no  way be construed or interpreted to  create any third party beneficiaries. Nothing in this Agreement grants or  confers upon any non-party any  rights, privileges or benefits whatsoever.  Nothing in this Agreement  imposes any liabilities  or obligations whatsoever  upon any party with respect to any non-party.

     5.3  No Admission.

     Nothing contained herein shall be deemed or construed as an  admission by the Broker that  a selling agreement is  necessary for the Broker to  be paid the  compensation owed  by the  Company pursuant  to the  PUA and  the
Broker expressly denies  that such a selling  agreement is required by  any law, statute, rule or regulation.

     5.4  No Implied Duty, Representation, Warranty or Cause of Action.

     Except for the  duties, representations  and warranties expressly  set forth herein, neither  party shall  be deemed to  have assumed any  implied obligation or liability and nothing contained herein shall confer upon  the
Underwriter or the Broker any  implied private cause of action or  recourse against the other party for any violation or alleged violation of any  SEC,
NASD, federal or state securities laws, statutes, rules or regulations.

    IN WITNESS WHEREOF, the  parties hereto have caused this Agreement  to be duly executed effective as of the day and year first above written.

                         SAL FINANCIAL SERVICES, INC.

                         By:  /s/  C. Frankel
                              -----------------------
                         Title:    President/CEO

                         WADDELL & REED, INC.

                         By:  /s/  Robert L. Hechler
                              -----------------------
                         Title:    President & CEO